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  1987 Aug 17 PM 3:45
DIVISION OF CORPORATIONS
    STATE OF UTAH
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                            ARTICLES OF INCORPORATION

                                       OF

                               LOVE CALENDAR, INC.

     We, the undersigned natural persons of the age of 21 years or more acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such a corporation.

                                    ARTICLE I

     The name of the corporation hereby formed shall be LOVE CALENDAR, INC.

                                   ARTICLE II

     The period of its duration shall be perpetual.

                                   ARTICLE III

     The purposes for which the corporation is organized are to engage in primarily any marketing of advertising and/or promotional products; to engage in any business, investment or other pursuit or activity, whether retail or whole sale, whether commercial or industrial; consulting by contract with individuals or companies relative to advertising and/or promotional material, and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Utah and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $50,000.00.

     There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

     Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

                                    ARTICLE V

     The corporation shall not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                                   ARTICLE VI

     The principal place of business and the principal office of the corporation shall be 175 West 200 South, Suite 3001, in Salt Lake County, State of Utah 84101. Branch offices or other places of business may be established elsewhere in the State of Utah or United States as the Board of Directors may determine.

                                   ARTICLE VII

     Provisions for the regulations of the internal affairs of the corporation will be contained in By-laws appropriately by the Board of Directors in accordance with Section 16-10-25 of the Utah Code Annotated (1953), as amended.

                                  ARTICLE VIII

     The address of the initial registered office of the corporation is 175 West 200 South, Suite 3001 in Salt Lake City, Utah 84101, and the name of its initial registered agent is Roger G. Coleman, Sr.

                                                 Accepted:

                                                 /s/ Roger G. Coleman, Sr.
                                                 ------------------------


                                   ARTICLE IX

     The number of directors shall be not less than three nor more than nine, and the directors constituting the initial Board shall be four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

      Ted Remington                      175 West 200 South, STE. 3001
                                         Salt Lake City, Utah 84101

      Troy Bingham                       175 West 200 South, STE. 3001
                                         Salt Lake City, Utah 84101

      Gary Pace                          175 West 200 South, STE. 3001
                                         Salt Lake City, Utah 84101

      Roger G. Coleman, Sr.              175 West 200 South, STE. 3001
                                         Salt Lake City, Utah 84101

                                    ARTICLE X

     The name and address of each incorporator is:

     Ted Remington                   175 West 200 South, STE. 3001
                                     Salt Lake City, Utah 84101

     Troy Bingham                    175 West 200 South, STE. 3001
                                     Salt Lake City, Utah 84101

     Gary Pace                       175 West 200 South, STE. 3001
                                     Salt Lake City, Utah 84101


/s/ Ted Remington
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/s/ Troy Bingham
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/s/ Gary Pace
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